Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES SECOND QUARTER FISCAL 2022 RESULTS
Loudon, TN, February 8, 2022 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the second quarter ended December 31, 2021.
Fiscal Second Quarter 2022 Highlights Compared to Fiscal Second Quarter 2021:
•Net sales increased 34.9% to a record $263.9 million
•Unit volume increased 19.0% to a record 2,073 units
•Gross profit increased 28.4% to a record $63.6 million
•Net income increased 39.9% to a record $31.0 million
•Adjusted EBITDA increased 23.0% to a record $48.1 million
•Net income available to Class A Common Stock per share (diluted) increased 39.6% to a record $1.41 per share
•Adjusted fully distributed net income per share increased 23.0% to a record $1.50 per share on a fully distributed weighted average share count of 21.7 million shares of Class A Common Stock
"We delivered another tremendous quarter with net sales increasing 34.9%, net income rising 39.9% and Adjusted EBITDA growing 23.0% compared to the prior year. The combination of our industry-leading brands, loyal customers, and unparalleled commitment and dedication of our team consistently generates outstanding results and again sets us apart from our competition,” commented Jack Springer, Chief Executive Officer of Malibu Boats, Inc. “Throughout the quarter, inflationary pressures and supply chain constraints persisted, but our tried-and-true operational agility allowed us to once again outperform the market.”
“Demand has shown no sign of waning, and the consumer appetite for feature-rich, larger boats remains plentiful, which drove unpredictably strong ASPs," continued Mr. Springer. “Despite lower volumes due to ongoing supply chain pressures, the proactive steps we have taken to protect and expand margins, while maintaining our focus on delivering best-in-class, innovative products position us incredibly well as we enter the second half of fiscal year 2022. As a result, we remain confident in our ability to drive long-term value for our stakeholders.”
Fiscal Second Quarter 2022 Results (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
	(Dollars In Thousands)
Net Sales	$263,887	$195,647	$517,384	$376,631
Gross Profit	$63,551	$49,489	$123,303	$95,230
Gross Profit Margin	24.1%	25.3%	23.8%	25.3%
Net Income	$30,979	$22,147	$58,912	$44,185
Net Income Margin	11.7%	11.4%	11.4%	11.7%
Adjusted EBITDA	$48,127	$39,113	$92,860	$75,460
Adjusted EBITDA Margin	18.2%	20.0%	17.9%	20.0%
Net sales for the three months ended December 31, 2021 increased $68.2 million, or 34.9%, to $263.9 million as compared to the three months ended December 31, 2020. The increase in net sales was driven primarily by a favorable model mix and increased unit volumes primarily due to the acquisition of Maverick Boat Group on December 31, 2020. We recognized an increase in net sales across all three segments and increase in volumes at our Malibu and Saltwater Fishing segments during the three months ended December 31, 2021. Unit volume for the three months ended December 31, 2021, increased 331 units, or 19.0%, to 2,073 units as compared to the three

Exhibit 99.1
months ended December 31, 2020. Our unit volume increased primarily due to the acquisition of Maverick Boat Group on December 31, 2020.
Net sales attributable to our Malibu segment increased $24.8 million, or 22.9%, to $133.5 million for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. Unit volumes attributable to our Malibu segment increased 78 units for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. The increase in net sales was driven by increased volume, a favorable model mix and year over year price increases.
Net sales attributable to our Saltwater Fishing segment increased $35.7 million, or 90.2%, to $75.2 million, for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. Unit volume increased 317 units for the three months ended December 31, 2021 compared to the three months ended December 31, 2020. The increase in net sales was driven primarily by the acquisition of Maverick Boat Group on December 31, 2020 and favorable model mix.
Net sales attributable to our Cobalt segment increased $7.7 million, or 16.2%, to $55.2 million for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. Unit volumes attributable to Cobalt decreased 64 units for the three months ended December 31, 2021 compared to the three months ended December 31, 2020. The increase in net sales was driven primarily by a favorable model mix partially offset by a decrease in volumes due to production of larger, more complex boats and ongoing supply chain constraints.
Overall consolidated net sales per unit increased 13.3% to $127,297 per unit for the three months ended December 31, 2021, compared to the three months ended December 31, 2020. Net sales per unit for our Malibu segment increased 14.7% to $113,192 per unit for the three months ended December 31, 2021, compared to the three months ended December 31, 2020, driven primarily by a favorable model mix and year over year price increases. Net sales per unit for our Saltwater Fishing segment decreased 38.3% to $160,429 per unit for the three months ended December 31, 2021 driven primarily by mix of models due mostly to the inclusion of lower priced models from our acquisition of Maverick Boat Group on December 31, 2020. Net sales per unit for our Cobalt segment increased 33.8% to $129,866 per unit for the three months ended December 31, 2021, compared to the three months ended December 31, 2020, driven primarily by a favorable model mix.
Cost of sales for the three months ended December 31, 2021 increased $54.2 million, or 37.1%, to $200.3 million as compared to the three months ended December 31, 2020. The increase in cost of sales was driven by higher costs related to higher net sales in all our segments, increased prices due to supply chain disruptions and inflationary pressures that have increased prices on parts and components. In the Malibu segment, higher per unit material and labor costs contributed $13.8 million to the increase in cost of sales and were driven by an increased mix of larger product that corresponded with higher net sales per unit. Within our Saltwater Fishing segment, higher volumes, primarily related to the acquisition of Maverick Boat Group, drove $27.5 million of increase in cost of sales which was also modestly impacted by higher per unit costs. In the Cobalt segment, higher per unit material and labor costs contributed $5.3 million to the increase in cost of sales and were driven by an increased mix of larger product that corresponded with higher net sales per unit.
Gross profit for the three months ended December 31, 2021 increased $14.1 million, or 28.4%, to $63.6 million compared to the three months ended December 31, 2020. The increase in gross profit was driven primarily by higher sales revenue partially offset by the increased cost of sales for the reasons noted above. Gross margin for the three months ended December 31, 2021 decreased 120 basis points from 25.3% to 24.1% driven primarily by mix of models due mostly to the inclusion of lower priced models from the Maverick Boat Group, which we acquired on December 31, 2020.
Selling and marketing expenses for the three months ended December 31, 2021 increased $1.7 million, or 41.4% to $5.7 million compared to the three months ended December 31, 2020. The increase was driven primarily by incremental selling and marketing expenses from the acquisition of Maverick Boat Group, increased compensation and personnel related expenses and by increased travel and promotional events that have since resumed in the three months ended December 31, 2021 after being suspended for COVID-19 during the three months ended December 31, 2020. As a percentage of sales, selling and marketing expenses increased 10 basis points to 2.1% for

Exhibit 99.1
the three months ended December 31, 2021 compared to 2.0% for the three months ended December 31, 2020. General and administrative expenses for the three months ended December 31, 2021 increased $1.0 million, or 6.3%, to $16.0 million as compared to the three months ended December 31, 2020 driven primarily by an increase in compensation and personnel related expenses, information technology infrastructure expenses and incremental general and administrative expenses due to the acquisition of Maverick Boat Group offset by a decrease in acquisition expenses related to the acquisition of Maverick Boat Group on December 31, 2020. As a percentage of sales, general and administrative expenses decreased 160 basis points to 6.1% for the three months ended December 31, 2021 compared to 7.7% for the three months ended December 31, 2020. Amortization expense for the three months ended December 31, 2021 increased $0.2 million, or 12.8% to $1.7 million compared to the three months ended December 31, 2020. The increase is due to amortization of intangibles acquired as part of the acquisition of Maverick Boat Group on December 31, 2020 offset by a decrease of amortization expense related to fully amortized intangibles.
Operating income for the second quarter of fiscal year 2022 increased to $40.2 million from $28.9 million in the second quarter of fiscal year 2021. Net income for the second quarter of fiscal year 2022 increased 39.9% to $31.0 million from $22.1 million and net income margin increased to 11.7% from 11.4% in the second quarter of fiscal year 2021. Adjusted EBITDA in the second quarter of fiscal year 2022 increased 23.0% to $48.1 million from $39.1 million, while Adjusted EBITDA margin decreased to 18.2% from 20.0% in the second quarter of fiscal year 2021.
Fiscal 2022 Guidance
For the fiscal full year 2022, Malibu anticipates revenue growth in the 22% to 24% range year-over-year and Adjusted EBITDA margins above 19.5%.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration related expenses, costs related to the Company’s vertical integration initiatives and litigation expenses that are difficult to predict in advance in order to include in a GAAP estimate.
Conference Call and Webcast
The Company will host a webcast and conference call to discuss second quarter of fiscal year 2022 results on Tuesday, February 8, 2022, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (855) 433-0928 or (484) 756-4263 and using Conference ID #2119247. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income

Exhibit 99.1
and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, acquisition and integration-related expenses and non-cash compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure, and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our expectations for fiscal year 2022; our expectations for opportunities for growth and demand for our products, including beyond calendar year 2021; and our ability to continue to deliver value for our shareholders.

Exhibit 99.1
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the effects of the COVID-19 pandemic on us; general industry, economic and business conditions; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits, including our recent acquisitions of AmTech, LLC and Maverick Boat Group; our reliance on our network of independent dealers and increasing competition for dealers; our large fixed cost base; intense competition within our industry; increased consumer preference for used boats or the supply of new boats by competitors in excess of demand; the successful introduction of new products; our ability to execute our manufacturing strategy successfully; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.
Malibu Boats, Inc.
Wayne Wilson
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net sales	$263,887	$195,647	$517,384	$376,631
Cost of sales	200,336	146,158	394,081	281,401
Gross profit	63,551	49,489	123,303	95,230
Operating expenses:
Selling and marketing	5,658	4,001	10,775	7,613
General and administrative	15,987	15,036	32,078	26,690
Amortization	1,719	1,524	3,575	3,048
Operating income	40,187	28,928	76,875	57,879
Other expense, net:
Other income, net	(10)	(12)	(23)	(22)
Interest expense	656	445	1,340	1,001
Other expense, net	646	433	1,317	979
Income before provision for income taxes	39,541	28,495	75,558	56,900
Provision for income taxes	8,562	6,348	16,646	12,715
Net income	30,979	22,147	58,912	44,185
Net income attributable to non-controlling interest	1,088	922	2,077	1,867
Net income attributable to Malibu Boats, Inc.	$29,891	$21,225	$56,835	$42,318

Comprehensive income:
Net income	$30,979	$22,147	$58,912	$44,185
Other comprehensive income (loss):
Change in cumulative translation adjustment	138	1,422	(697)	2,052
Other comprehensive income (loss)	138	1,422	(697)	2,052
Comprehensive income	31,117	23,569	58,215	46,237
Less: comprehensive income attributable to non-controlling interest	1,093	981	2,052	1,953
Comprehensive income attributable to Malibu Boats, Inc.	$30,024	$22,588	$56,163	$44,284

Weighted average shares outstanding used in computing net income per share:
Basic	20,900,201	20,717,359	20,875,091	20,684,644
Diluted	21,148,871	20,972,902	21,133,413	20,946,800
Net income available to Class A Common Stock per share:
Basic	$1.43	$1.03	$2.72	$2.05
Diluted	$1.41	$1.01	$2.69	$2.02

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	December 31, 2021	June 30, 2021
Assets
Current assets
Cash	$44,835	$41,479
Trade receivables, net	21,778	49,844
Inventories, net	152,164	116,685
Prepaid expenses and other current assets	12,724	4,775
Total current assets	231,501	212,783
Property, plant and equipment, net	150,052	132,913
Goodwill	100,810	101,033
Other intangible assets, net	231,745	235,363
Deferred tax asset	44,439	48,022
Other assets	11,732	12,670
Total assets	$770,279	$742,784
Liabilities
Current liabilities
Current maturities of long-term obligations	$76,250	$4,250
Accounts payable	43,673	45,992
Accrued expenses	77,405	77,179
Income taxes and tax distribution payable	1,243	3,209
Payable pursuant to tax receivable agreement, current portion	3,773	3,773
Total current liabilities	202,344	134,403
Deferred tax liabilities	27,954	27,869
Other liabilities	12,973	15,892
Payable pursuant to tax receivable agreement, less current portion	44,441	44,441
Long-term debt	46,697	139,025
Total liabilities	334,409	361,630

Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,899,296 shares issued and outstanding as of December 31, 2021; 20,847,019 issued and outstanding as of June 30, 2021	207	207
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 10 shares issued and outstanding as of December 31, 2021; 10 shares issued and outstanding as of June 30, 2021	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021 and June 30, 2021	—	—
Additional paid in capital	108,839	111,308
Accumulated other comprehensive loss	(2,336)	(1,639)
Accumulated earnings	320,387	263,552
Total stockholders' equity attributable to Malibu Boats, Inc.	427,097	373,428
Non-controlling interest	8,773	7,726
Total stockholders’ equity	435,870	381,154
Total liabilities and stockholders' equity	$770,279	$742,784

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA (Unaudited):
The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA and presentation of Net Income Margin and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net income	$30,979	$22,147	$58,912	$44,185
Provision for income taxes	8,562	6,348	16,646	12,715
Interest expense	656	445	1,340	1,001
Depreciation	4,613	3,599	9,531	7,085
Amortization	1,719	1,524	3,575	3,048
Professional fees [1]	—	673	—	2,238
Acquisition and integration related expenses [2]	—	2,577	—	2,577
Stock-based compensation expense [3]	1,598	1,800	2,856	2,611
Adjusted EBITDA	$48,127	$39,113	$92,860	$75,460
Net Sales	$263,887	$195,647	$517,384	$376,631
Net Income Margin [4]	11.7%	11.4%	11.4%	11.7%
Adjusted EBITDA Margin [4]	18.2%	20.0%	17.9%	20.0%

(1)	For the three and six months ended December 31, 2020, represents legal and advisory fees related to our litigation with Skier's Choice, Inc.
(2)
For the three and six months ended December 31, 2020, represents legal and advisory fees incurred in connection with our acquisition of Maverick Boat Group on December 31, 2020. Integration related expenses for the three and six months ended December 31, 2020, include post-acquisition adjustments to cost of goods sold of $0.9 million for the fair value step up of inventory acquired from Maverick Boat Group, which was sold during the third quarter of fiscal 2021.

(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	We calculate net income margin as net income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of numerator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Net income attributable to Malibu Boats, Inc.	$29,891	$21,225	$56,835	$42,318
Provision for income taxes	8,562	6,348	16,646	12,715
Professional fees [1]	—	673	—	2,238
Acquisition and integration related expenses [2]	1,677	3,651	3,354	4,724
Stock-based compensation expense [3]	1,598	1,800	2,856	2,611
Net income attributable to non-controlling interest [4]	1,088	922	2,077	1,867
Fully distributed net income before income taxes	42,816	34,619	81,768	66,473
Income tax expense on fully distributed income before income taxes [5]	10,190	8,170	19,461	15,688
Adjusted fully distributed net income	$32,626	$26,449	$62,307	$50,785

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,900,201	20,717,359	20,875,091	20,684,644
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [6]	600,919	700,732	600,919	707,497
Weighted-average unvested restricted stock awards issued to management [7]	248,129	209,544	236,147	194,296
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock:	21,749,249	21,627,635	21,712,157	21,586,437

Exhibit 99.1

The following table shows the reconciliation of net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2021	2020	2021	2020
Net income available to Class A Common Stock per share	$1.43	$1.03	$2.72	$2.05
Impact of adjustments:
Provision for income taxes	0.41	0.30	0.80	0.61
Professional fees [1]	—	0.03	—	0.11
Acquisition and integration related expenses [2]	0.08	0.18	0.16	0.23
Stock-based compensation expense [3]	0.08	0.09	0.14	0.13
Net income attributable to non-controlling interest [4]	0.05	0.04	0.10	0.09
Fully distributed net income per share before income taxes	2.05	1.67	3.92	3.22
Impact of income tax expense on fully distributed income before income taxes [5]	(0.49)	(0.39)	(0.93)	(0.75)
Impact of increased share count [8]	(0.06)	(0.06)	(0.12)	(0.12)
Adjusted Fully Distributed Net Income per Share of Class A Common Stock	$1.50	$1.22	$2.87	$2.35

(1)	For the three and six months ended December 31, 2020, represents legal and advisory fees related to our litigation with Skier's Choice, Inc.
(2)
For the three and six months ended December 31, 2021, represents amortization of intangibles acquired in connection with the acquisitions of Maverick Boat Group, Pursuit and Cobalt. For the three and six months ended December 31, 2020, represents, legal and advisory fees incurred in connection with the acquisition of Maverick Boat Group and the amortization of intangibles acquired in connection with the acquisitions of Pursuit and Cobalt.

(3)	Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.
(4)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(5)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 23.8% and 23.6% of income before income taxes for the three and six month periods ended December 31, 2021 and 2020, respectively, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal year 2022 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(6)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(7)	Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.
(8)	Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.